Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BancorpSouth, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333‑133390 and 333-190887) on Form S-8 of BancorpSouth, Inc. of our report dated June 28, 2013, with respect to the statement of net assets available for benefits of the BancorpSouth, Inc. 401(k) Profit-Sharing Plan and Trust as of December 31, 2012 and the related statement of changes in net assets available for benefits for the year then ended, which report appears in the December 31, 2013 annual report for Form 11-K of the BancorpSouth, Inc. 401(k) Profit-Sharing Plan and Trust.

/s/ KPMG LLP

Jackson, Mississippi
June 30, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. (333-133390 and 333-190887) on Forms S-8 of our report dated June 30, 2014, with respect to the financial statements and schedule of BancorpSouth, Inc. 401(k) Profit-Sharing Plan and Trust included in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ Dixon Hughes Goodman LLP

Atlanta, Georgia

June 30, 2014